UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2017

LANDSTAR SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	021238	06-1313069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida		32224
(Address of principal executive offices)		(Zip Code)

(904) 398-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02(b) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of May 23, 2017, the date of the 2017 Annual Meeting of Stockholders of Landstar System, Inc. (the “Company”), consistent with disclosure set forth in the Company’s Proxy Statement on Schedule 14A filed on April 11, 2017, Michael A. Henning, formerly a Class III Director, retired from the Board upon the completion of his most recent three year term.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on May 23, 2017. A total of 40,103,746 shares, or approximately 96% of the common stock issued and outstanding as of the record date, was represented in person or by proxy. The matters voted upon by the stockholders of the Company (the “Stockholders”) at the meeting included: (i) the election of two Class III Directors whose terms will each expire at the 2020 Annual Meeting of Stockholders; (ii) the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2017; (iii) an advisory vote on the Company’s 2016 executive compensation; (iv) an advisory vote on the frequency of the advisory vote on the Company’s executive compensation; and (v) approval of the Company’s Executive Incentive Compensation Plan.

(1) Election of Directors. At the meeting, the Stockholders elected David G. Bannister and George P. Scanlon, each to serve as a Class III Director, whose term will expire at the 2020 Annual Meeting of Stockholders. The votes cast with respect to Mr. Bannister and Mr. Scanlon were as follows:

Director	Votes For	Withheld	Broker Non-Votes
David G. Bannister	37,296,853	975,537	1,831,356
George P. Scanlon	38,150,988	121,402	1,831,356

(2) Ratification of Appointment of KPMG LLP. At the meeting, the Stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2017. This proposal received 39,331,854 affirmative votes and 770,510 negative votes. There were 1,382 abstentions with respect to this proposal.

(3) Advisory Vote on Executive Compensation. At the meeting, the Stockholders voted to approve the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executives, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2016 Summary Compensation Table and the other related tables and disclosure.”

This proposal received 37,108,532 affirmative votes and 416,462 negative votes. There were 747,396 abstentions and 1,831,356 broker non-votes with respect to this proposal.

(4) Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation. At the meeting, the Stockholders voted to approve an annual advisory vote on executive compensation.

This proposal received 33,551,650 in favor of a vote each year, 9,003 in favor of a vote every two years and 4,693,216 votes in favor of a vote every three years. There were 18,521 abstentions and 1,831,356 broker non-votes with respect to this proposal.

(5) Approval of the Executive Incentive Compensation Plan. At the meeting, the Stockholders voted to approve the Executive Incentive Compensation Plan.

This proposal received 37,745,458 affirmative votes and 501,316 negative votes. There were 25,616 abstentions and 1,831,356 broker non-votes with respect to this proposal.

The meeting was then adjourned.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDSTAR SYSTEM, INC.

Date: May 25, 2017	By:	/s/ L. Kevin Stout
	Name:	L. Kevin Stout
	Title:	Vice President and Chief Financial Officer